SUB-ITEM 77D(g)

The MFS Mid Cap Value Fund (the Fund), a series of MFS Series Trust XI, added disclosure regarding active and frequent trading in the Principal Investment Policies section, as described in the prospectus contained in Post-Effective Amendment No. 22 to the Registration Statement (File No. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.